EXHIBIT 99.2


                               [GRAPHIC OMITTED]

                                                           FOR IMMEDIATE RELEASE
                                                                  MARCH 24, 2003

                  HEALTHSOUTH TAKES STEPS TO STABILIZE COMPANY
                           AND ADDRESS CURRENT ISSUES
 -PriceWaterhouseCoopers, Alvarez & Marsal and Skadden Arps Retained to Assist-
                         -Stock Trading Remains Halted-

BIRMINGHAM, Alabama - HEALTHSOUTH Corporation (NYSE:HRC) announced today that it has taken important actions to address its current situation and stabilize the company. Most significantly, HEALTHSOUTH has hired experienced outside professionals to provide vital management assistance to evaluate future financing alternatives and to coordinate the company's legal strategy.

The company also announced today that, in light of the recent Securities and Exchange Commission and Department of Justice investigations into its financial reporting and related activity calling into question the accuracy of the company's previously filed financial statements, such financial statements should no longer be relied upon. Meanwhile, trading of HEALTHSOUTH shares on The New York Stock Exchange remains halted.

The Special Investigative Committee of the Board, led by Director Jon F. Hanson, has engaged a forensic auditing team from PriceWaterhouseCoopers, to fully investigate all issues related to the SEC's allegations concerning the company's previous financial reports. The forensic auditing team began work Friday. "HEALTHSOUTH is committed to fully investigating and resolving all issues relating to its financial reporting, and will take appropriate actions against any employee found to have committed any fraud or other wrongdoing," said Joel
C. Gordon, HEALTHSOUTH's acting chairman of the board.

Alvarez & Marsal Inc., a leading turnaround advisory firm, has been retained to work directly with HEALTHSOUTH to help stabilize operations, address financial and liquidity concerns and to position the company for successful restructuring as it moves forward. Bryan P. Marsal, who has more than two decades of hands-on operational and financial experience, will lead the engagement team. Mr. Marsal has most recently served as Chief Restructuring Manager of Arthur Andersen LLP. The firm will have an integral role in helping the company address key issues with its lenders and bondholders.
                                     -more-

HEALTHSOUTH has also designated the law firm of Skadden, Arps, Slate, Meagher & Flom LLP to serve as lead coordinating counsel on both corporate and litigation matters. Skadden Arps represents nearly one-half of the Fortune 250 industrial and service corporations, as well as many financial and governmental entities.

"HEALTHSOUTH is working very hard to stabilize this situation, and adding this level of outside expertise to the team at this time will make significant strides in our ability to achieve some forward momentum," said Mr. Gordon. "In the meantime, our business is continuing to operate in the ordinary course."

HEALTHSOUTH is the nation's largest provider of outpatient surgery, diagnostic imaging and rehabilitative healthcare services, with nearly 1,700 locations in all 50 states, the United Kingdom, Australia, Puerto Rico, Saudi Arabia and Canada. HEALTHSOUTH can be found on the Web at www.healthsouth.com.
                                               -------------------

Statements contained in this press release which are not historical facts are forward-looking statements. In addition, HEALTHSOUTH, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties and are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. HEALTHSOUTH's actual results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors, including those identified in this press release and in the public filings made by HEALTHSOUTH with the Securities and Exchange Commission, including HEALTHSOUTH's Annual Report on Form 10-K for the year ended December 31, 2001 and its Quarterly Reports on Form 10-Q, and forward-looking statements contained in this press release or in other public statements of HEALTHSOUTH or its senior management should be considered in light of those factors. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.

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